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EXHIBIT 99.1

[Island Pacific Logo]

MEDIA RELATIONS CONTACT:                        INVESTOR RELATIONS CONTACT:
RON KOREN                                       TRICIA SKODA
ISLAND PACIFIC                                  ISLAND PACIFIC
949.440.3193                                    858.550.3342
Email: RKOREN@ISLANDPACIFIC.COM                 Email: TSKODA@ISLANDPACIFIC.COM

      ISLAND PACIFIC COMPLETES $4.9 MILLION COMMON STOCK PRIVATE PLACEMENT

Irvine, Calif. - November 10, 2003 - Island Pacific (AMEX:IPI), a leading global provider of multi-channel application software technology and services for the retail industry, announced today that it has completed the sale of 3,180,645 newly issued shares of its common stock to a group of institutional and accredited investors in a private placement for gross proceeds of approximately $4.9 million. After commissions and expenses, the company received approximately $4.7 million in net proceeds. The company currently intends to use the proceeds to finance the acquisition of Page Digital, Inc. and to accelerate marketing of its newly developed, existing and partner products.

The offering was priced at $1.55 per share. The company also issued 115,226 shares and 282,065 warrants to purchase shares of common stock to the placement agent in connection with its role in arranging the transaction. The warrants have an exercise price of $1.71 per share.

"The addition of Page Digital will expand our product offerings and enhance our core business," said Harvey Braun, CEO of Island Pacific. "This funding allows us to pursue opportunities that were non-existent for us a year ago. We are aggressively developing initiatives to become the preeminent provider of solutions for the retail industry."

The shares of common stock have not been registered under the Securities Act of 1933 and may not be subsequently offered or sold by the investors in the United States absent registration or an applicable exemption from the registration requirements. Island Pacific has agreed to file a registration statement covering resales of the common stock by investors within 30 days.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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Island Pacific Completes $4.9 Million Common Stock Private Placement

ABOUT ISLAND PACIFIC

For more than 25 years, Island Pacific has developed a reputation for delivering high-quality, high-reliability software to the retail industry. Recently, the company has transformed itself into the low-cost, high-value provider of retail enterprise solutions by developing breakthrough technologies, and by partnering with leading consulting organizations to provide next-generation services. In addition, Island Pacific leverages its years of experience with emerging and established retailers to craft creative solutions tailored for each customer's needs. As a result, Island Pacific is the definitive resource for scalable, flexible and affordable solutions for retailers around the world.

With nearly 200 customers, Island Pacific and its solutions are represented in more than 30,000 stores worldwide, and manage more than 1.5 billion transactions annually. Founded in 1978, the company is headquartered in Irvine, California, and has offices in the United States and the United Kingdom. For more information, please visit WWW.ISLANDPACIFIC.COM.

Certain statements contained in this news release regarding matters that are not historical facts are forward-looking statements. These statements relate to future events or the Company's future performance. These statements are only predictions. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors listed in the Company's (SVI) Form 10-KA for the fiscal year ended March 31, 2003 and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission. IPI undertakes no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events.

editor's note: Contact Ken Sgro, CEOCast, at 212/732-4300 for investor relations information.

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